SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                        --------------------------

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                        --------------------------

      Date of Report (Date of earliest event reported): June 11, 1999

                       AirTouch Communications, Inc.
           (Exact name of registrant as specified in its charter)


        Delaware                      1-2342                    94-3213132
(State of incorporation)       (Commission File Number)       (IRS Employer
                                                            Identification No.)

           One California Street, San Francisco, California 94111
            (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (415)  658-2000

Item 5.   Other Events.

On June 10, 1999, AirTouch Communications, Inc. (the "Company") mailed to holders of 4.25% Class C Convertible Preferred Stock, Series 1996 of the Company ("Class C Preferred Stock") a special notice informing them, among other things, that, in connection with the proposed merger between the Company and Vodafone Group Plc ("Vodafone"), an internal reorganization of the Company is expected to occur on June 23, 1999 and that the merger with Vodafone is expected to close in late June or early July of this year, depending on when the various outstanding regulatory approvals are received.

Exhibits.

99.1 Special Notice to Holders of 4.25% Class C Convertible Preferred Stock, Series 1996 of AirTouch Communications, Inc.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     AIRTOUCH COMMUNIATIONS, INC.


                                     By: /s/ Mohan S. Gyani
                                        -----------------------------
                                        Executive Vice President
                                        and Chief Financial Officer

Date:  June 10, 1999